As filed with the Securities and Exchange Commission on October 14, 1998.

                  Registration No. [         ]
==============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           --------------------

                                 FORM S-8


          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           --------------------


                    DONALDSON, LUFKIN & JENRETTE, INC.
            (Exact name of issuer as specified in its charter)


          Delaware                                13-1898818
(State or other jurisdiction of                (I.R.S. Employer
       Incorporation)                       Identification Number)

        277 Park Avenue
      New York, New York                             10172
(Address of principal executive offices)           (Zip Code)


                           --------------------

                   PROFIT SHARING PLAN FOR EMPLOYEES OF
                    DONALDSON, LUFKIN & JENRETTE, INC.
                         (Full title of the plan)

                           --------------------


                              MICHAEL A. BOYD
                 Senior Vice President and General Counsel
                    DONALDSON, LUFKIN & JENRETTE, INC.
                              277 Park Avenue
                         New York, New York 10172
                  (Name and address of agent for service)


       Telephone number, including area code, of agent for service:

                               212-892-3000

                           --------------------


                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                   Proposed       Proposed
Title of                           maximum        maximum
security          Amount           offering       aggregate       Amount of
being             being            price per      offering        registration
registered        registered(1)    share (2)      price (2)       fee
-----------------------------------------------------------------------------
Common Stock       3,000,000       $22.875        $68,625,000     $20,244.38
($0.10 par value)   Shares
-----------------------------------------------------------------------------



(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.

(2) The 3,000,000 shares are deliverable under the Profit Sharing Plan for Employees of Donaldson, Lufkin & Jenrette, Inc. The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on October 8, 1998.




              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Donaldson, Lufkin & Jenrette, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

  (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997;

  (3) The description of the Company's Common Stock contained in the Company's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such description; and

  (4) All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.



INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Reference is made to Section 102(b)(7) of the Delaware Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

  Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

  The Company's Certificate of Incorporation provides in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.


EXHIBITS

  The following is a complete list of exhibits filed as part of this Registration Statement.


Exhibit
No.         Exhibit
-------     -------

5           Opinion of Davis Polk & Wardwell
            (legality)

23.1 Consent of KPMG Peat Marwick LLP, independent auditors

23.2        Consent of Davis Polk & Wardwell
            (included in Exhibit 5)

24          Power of Attorney


                               UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Retirement Committee of the Profit Sharing Plan for Employees of Donaldson, Lufkin & Jenrette, Inc. has duly caused this registration statement to be signed by the undersigned thereunto duly authorized.

                              PROFIT SHARING PLAN
                              FOR EMPLOYEES OF
                              DONALDSON, LUFKIN & JENRETTE, INC.


                              By /s/ Gerald B. Rigg
                                 ----------------------------------
                                 Gerald B. Rigg, a member of the
                                 Retirement Committee


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 14, 1998.



                              DONALDSON, LUFKIN & JENRETTE, INC.


                              By                 *
                                 ----------------------------------
                                 John S. Chalsty, Chairman



  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                         Title                    Date
---------                         -----                    ----



  *                             Chairman, and               October 14, 1998
----------------------------    Director
John S. Chalsty





  *                             President, Chief            October 14, 1998
----------------------------    Executive Officer
Joe L. Roby                     and Director



  *                             Executive                   October 14, 1998
----------------------------    Vice President,
Anthony F. Daddino              Chief Financial Officer
                                and Director



  *                             Chairman, Banking Group     October 14, 1998
----------------------------    and Director
Hamilton E. James




  *                             Chairman, Financial         October 14, 1998
----------------------------    Services Group
Richard S. Pechter              and Director



  *                             Chairman, Capital           October 14, 1998
----------------------------    Markets Group
Theodore P. Shen                and Director



  *                             Senior Vice President       October 14, 1998
----------------------------    and Chief Accounting
Michael M. Bendik               Officer



  *                             Director                    October 14, 1998
----------------------------
Henri de Castries



  *                             Director                    October 14, 1998
----------------------------
Denis Duverne



  *                             Director                    October 14, 1998
----------------------------
Louis Harris


  *                             Director                    October 14, 1998
----------------------------
Michael Hegarty


  *                             Director                    October 14, 1998
----------------------------
Henri G. Hottinguer



  *                             Director                    October 14, 1998
----------------------------
W. Edwin Jarmain




  *                             Director                    October 14, 1998
----------------------------
Francis Jungers



  *                             Director                    October 14, 1998
----------------------------
Edward D. Miller



  *                             Director                    October 14, 1998
----------------------------
W.J. Sanders




  *                             Director                    October 14, 1998
----------------------------
Stanley B. Tulin



  *                             Director                    October 14, 1998
----------------------------
John C. West



*By
----------------------------
(Michael A. Boyd,
Attorney-in-fact)